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                                                                   Exhibit (h.6)

                               AMENDMENT AGREEMENT

      Amendment AGREEMENT, effective as of May 1, 2003, by and among ING Partners, Inc., a company organized under the laws of the state of Maryland (the "Company"), ING Life Insurance and Annuity Company, a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

      WHEREAS the Company, the Administrator and Investors Bank entered into a Transfer Agency and Service Agreement dated December 14, 2001 as amended from time to time (the "Transfer Agency Agreement"); and

      WHEREAS, the Company and Investors Bank desire to amend the Transfer Agency Agreement as set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.    Amendments.

      (a) Appendix A to the Transfer Agency Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.    Miscellaneous.

      (a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

      (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY            ING PARTNERS, INC.

By:    /s/ Andrew M. Nesvet               By:     /s/ Laurie M. Tillinghast
       ----------------------------               ------------------------------

Name:  Andrew M. Nesvet                   Name:   Laurie M. Tillinghast
       ----------------------------               ------------------------------

Title: Managing Director                  Title:      President
       ----------------------------               ------------------------------


ING LIFE INSURANCE AND ANNUITY COMPANY

By:    /s/ Laurie M. Tillinghast
       -----------------------------------

Name:    Laurie M. Tillinghast
       -----------------------------------

Title:      Vice President
       -----------------------------------

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                                                                       EXHIBIT I

                                   Appendix A
                                   ----------

Series of ING Partners, Inc.:

                           Alger Growth Portfolio
                           Alger Aggressive Growth Portfolio
                           Alger Capital Appreciation Portfolio
                           American Century Small Cap Value Portfolio
                           Baron Small Cap Growth Portfolio
                           DSI Enhanced Index Portfolio
                           Goldman Sachs Capital Growth Portfolio
                           Goldman Sachs Core Equity Portfolio
                           JPMorgan Fleming International Portfolio
                           JPMorgan Mid Cap Value Portfolio
                           MFS Capital Opportunities Portfolio
                           MFS Global Growth Portfolio
                           MFS Research Equity Portfolio
                           OpCap Balanced Value Portfolio
                           PIMCO Total Return Portfolio
                           Salomon Brothers Aggressive Growth Portfolio
                           Salomon Brothers Fundamental Value Portfolio
                           Salomon Brothers Investors Value Portfolio
                           T. Rowe Price Growth Equity Portfolio
                           UBS Tactical Asset Allocation Portfolio
                           Van Kampen Comstock Portfolio